Exhibit 23.1

_____________________________________________________________________________________
                                    WONG JOHNSON & ASSOCIATES, A PROFESSIONAL CORPORATION
                                                 CERTIFIED PUBLIC ACCOUNTANTS
                                                SUITE 103
                                                29377 RANCHO CALIFORNIA ROAD, TEMECULA, CALIFORNIA  92591
                                                TELEPHONE 951–693–1120 • FACSIMILE  951–693–1189

September 11, 2006

CONSENT OF INDEPENDENT AUDITORS’

We hereby consent to the incorporation in the prospectus constituting part of this Registration Statement on Form SB-2/A, Amendment No. 13, of our report dated June 8, 2005 for the periods ended December 31, 2004 and 2003 and July 30, 2003 (date of inception) through December 31, 2004.  We also consent to the reference to us under the heading “Interests of Named Experts and Counsel” in such prospectus.

/s/ Wong Johnson & Associates

WONG JOHNSON & ASSOCIATES
A Professional Corporation
Temecula, California